UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2011

Commission file number: 000-50021

INTERLINK-US-NETWORK, LTD.

(Exact name of registrant as specified in its charter)

California	95-4642831
(State or other jurisdiction of	(I.R.S. Employer
Incorporation organization)	Identification No.)

575 Underhill Boulevard

Site 125

Syosset, New York 11791

 (Address of principal executive offices) (Zip Code)

(516) 584-2110

 (Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01. Change in Registrant’s Certifying Accountant.

On February 14, 2011, the firm of Sherb & Co, LLP resigned as the auditor of record for Interlink-US-Network, Ltd. (the “Company”, “Interlink”, “we” and “us”).  There have been no disagreements between the Company and Sherb & Co, and Sherb & Co did not issue any adverse opinion or disclaimer or opinion in the principal accountant’s report on the accounting principles or practices, financial statements disclosure or auditing scope or procedure for the Company since the appointment on December 4, 2010 through February 14, 2011. The Company does not have an audit committee, and the decision to change accountants was not recommended or approved by the Company’s board of directors.  The Company provided Sherb & Co with a copy of the disclosures contained in this Report and requested that Sherb & Co provide a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein.  Sherb & Co has agreed with the disclosures made herein.  A copy of the resignation letter and the letter to the Securities and Exchange Commission are attached hereto as Exhibits 16.1 and 16.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and exhibits.

Exhibit Number	Description
16.1*	Resignation Letter of Sherb & Co, LLP, dated February 14, 2011
16.2*	Letter to SEC by Sherb & Co, LLP, dated February 14, 2011

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERLINK-US-NETWORK, LTD.
Date: February 18, 2011	By:	/s/ Richard Greenberg
Director